SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: July 26, 2004
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





          Oklahoma                                       73-1016728
(State or other jurisdiction               (I.R.S. Employer Identification No.)
      of incorporation)


       One Pre-Paid Way
         Ada, Oklahoma                                    74820
(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code:     (580) 436-1234










Item 7.    Financial Statements and Exhibits

         The following exhibits are included with this report:

Exhibit No.                     Description


99.1                            Company Press Release dated July 26, 2004



Item 12. Results of Operation and Financial Condition

     On July 26, 2004, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three and six months ended June 30, 2004. A copy of the release is included as an exhibit to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          PRE-PAID LEGAL SERVICES, INC.


                       By: /s/ Randy Harp
                          -----------------------------------------------------
Date:  July 27, 2004      Randy Harp, Chief Operating Officer



                                INDEX TO EXHIBITS

  Exhibit No.                  Description

  99.1                         Company Press Release dated July 26, 2004






For Immediate Release                             Company      Steve Williamson
Monday, July 26, 2004                             Contact:        (580) 436-1234

         Pre-Paid Legal Announces Second Quarter 2004 Financial Results

                     Membership Revenue Up 8% and EPS Up 5%

     ADA, OK, July 26, 2004 - Pre-Paid Legal Services, Inc. (NYSE:PPD), today announced financial results for the second quarter and for the six months ended June 30, 2004. The Company released production results earlier this month. Net income remained unchanged at $10.0 million for both the 2004 and 2003 second quarters. Membership revenues increased eight percent in the second quarter of 2004 to $88.1 million from $81.9 million for the same period last year. Diluted earnings per share for the quarter increased five percent to 60 cents per share from 57 cents per share for the prior year's comparable quarter primarily due to an approximate six percent decrease in the weighted average number of outstanding shares.

     Net income for the first six months of 2004 decreased seven percent to $20.6 million from $22.1 million for the first six months of 2003. Diluted earnings per share for both the 2004 and 2003 six-month periods remained unchanged at $1.24 per share primarily due to an approximate seven percent decrease in the weighted average number of outstanding shares. Membership revenues for the first six months of 2004 were up seven percent to $174.9 million from $163.4 million for the prior year period.

     Net cash provided from operating activities for the six months ended June 30, 2004 decreased 26 percent to $20.8 million from $28.3 million for the comparable period of 2003. Unpledged cash and investment balances exceeded $44 million at June 30, 2004, after the Company spent $9.2 million during the first quarter of 2004 to repurchase 375,500 shares of its stock at an average share price of $24.49. No shares were purchased during the second quarter of 2004. Since April 1999, the Company has purchased 8.0 million shares at a cost of $182.6 million, or an average share cost of $22.83. The stock buyback initiative has reduced the number of outstanding shares by approximately 30 percent to approximately 16.4 million shares outstanding. At June 30, 2004, the Company owed $15.3 million on its stock purchase line of credit and $18.7 million on its line of credit for its new office construction.

     Second quarter 2004 membership fees increased slightly to $88.1 million from $86.8 million for first quarter of 2004. Associate services revenues declined during the 2004 second quarter by approximately $639,000 to $5.9 million from $6.6 million for the 2004 first quarter and associate services and direct marketing expenses decreased by $899,000 during the same period. Membership benefits totaled $30.4 million in the second quarter of 2004 compared to $29.3 million for the first quarter and represented 35% of membership fees for the second quarter compared to 34% for the first quarter. Commissions to associates totaled $29.6 million in the second quarter of 2004 compared to $29.3 million for the first quarter and represented 34% of membership fees for both periods. General and administrative expenses increased during the 2004 second quarter to $10.9 million compared to $10.0 million for the first quarter of 2004 and represented 12.4% and 11.6% of membership fees, respectively, for each period.

     The Company will conduct a conference call to present the second quarter results on Wednesday, July 28, 2004, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (913) 981-5582. Audio replay will be available beginning at 11:30 a.m. Eastern Time on July 28, 2004 and will run through midnight Wednesday, August 4, 2004 by dialing (719) 457-0820; passcode for the replay is 633986. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

     The Company expects to file its quarterly report on Form 10-Q for the three months ended June 30, 2004 later this week.

     About Pre-Paid Legal Services Pre-Paid Legal Services develops and markets legal service plans across North America. The plans typically provide for legal service benefits, including unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. More information can be located at the Company's homepage on the worldwide web at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding the Company's future plans and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to the Company's business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-K and Form 10-Q, and include the risks that the Company's membership persistency or renewal rates may decline, that the Company may not be able to continue to grow its memberships and earnings, that the Company is dependent on the continued active participation of its principal executive officer, that pending or future litigation may have a material adverse effect on the Company if resolved unfavorably to the Company, that the Company could be adversely affected by regulatory developments, that competition could adversely affect the Company, that the Company is substantially dependent on its marketing force, that the Company's stock price may be affected by short sellers and that the Company has been unable to increase significantly its employee group membership sales. Please refer to pages 39 and 40 of the Company's 2003 Form 10-K and pages 8 through 10 of the Company's March 31, 2004 Form 10-Q for a more complete description of these risks. The Company undertakes no duty to update any of the forward-looking statements in this release.




PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                           Three Months Ended         Six Months Ended
                                                                                June 30,                  June 30,
                                                                        -----------------------   -----------------------
                                                                            2004         2003         2004         2003
                                                                        ----------   ----------   ----------   ----------
Revenues:
  Membership fees....................................................   $   88,120   $   81,881   $  174,870   $  163,428
  Associate services.................................................        5,918        6,330       12,475       13,867
  Other..............................................................        1,391        1,431        2,693        2,667
                                                                        ----------   ----------   ----------   ----------
                                                                            95,429       89,642      190,038      179,962
                                                                        ----------   ----------   ----------   ----------
Costs and expenses:
  Membership benefits................................................       30,449       27,590       59,735       54,315
  Commissions........................................................       29,591       28,353       58,863       56,531
  Associate services and direct marketing............................        6,704        7,350       14,307       14,409
  General and administrative.........................................       10,904        8,928       20,950       16,921
  Other, net.........................................................        2,505        2,088        4,690        4,081
                                                                        ----------   ----------   ----------   ----------
                                                                            80,153       74,309      158,545      146,257
                                                                        ----------   ----------   ----------   ----------

Income before income taxes...........................................       15,276       15,333       31,493       33,705
Provision for income taxes...........................................        5,270        5,290       10,865       11,628
                                                                        ----------   ----------   ----------   ----------
Net income...........................................................   $   10,006   $   10,043   $   20,628   $   22,077
                                                                        ----------   ----------   ----------   ----------

Basic earnings per common share......................................   $     .61    $     .57    $    1.24    $    1.24
                                                                        ----------   ----------   ----------   ----------

Diluted earnings per common share....................................   $     .60    $     .57    $    1.24    $    1.24
                                                                        ----------   ----------   ----------   ----------

Weighted average number of shares:
  Basic..............................................................       16,485       17,611       16,619       17,824
  Diluted............................................................       16,558       17,684       16,692       17,866

Net cash provided by operating activities............................   $    3,873   $    8,009   $   20,841   $   28,281
Net cash used in investing activities................................   $   (2,135)  $   (5,811)  $   (6,785)  $  (11,812)
Net cash used in financing activities................................   $   (4,472)  $   (5,040)  $  (17,998)  $  (23,102)

